Exhibit 99.1

October 24, 2023

Simmons First National Corporation Reports Third Quarter 2023 Results

Bob Fehlman, Simmons’ Chief Executive Officer, commented on third quarter 2023 results:

Simmons reported net income of $47.2 million and diluted earnings per share of $0.37 for the third quarter of 2023. Adjusted earnings1 were $48.8 million and adjusted earnings per share1 were $0.39. While the current economic and interest rate environment continues to pose challenges to the financial services industry, we remain resolute on serving our customers’ financial needs while diligently focusing on maintaining strong asset quality, capital and liquidity positions.

Our results also reflect our efforts aimed at optimizing our balance sheet and our Better Bank Initiative. On a year-over-year basis, average loans were up 9 percent and average deposits were up 3 percent as we continued to reinvest cash flows from our securities portfolio to fund loan growth and reduce wholesale borrowings. With respect to our Better Bank Initiative, we were able to achieve all of the original $15 million of annual cost savings we previously estimated one quarter sooner than anticipated.

Financial Highlights	3Q23	2Q23	3Q22	Q3 23 Highlights
Balance Sheet (in millions)

Comparisons reflect Q3 23 vs Q3 22

•  Net income of $47.2 million and diluted EPS of $0.37

•  Adjusted earnings[1] of $48.8 million and adjusted diluted EPS[1] of $0.39

•  Execution of Better Bank Initiative and focus on expense management leads to 5 percent decline in noninterest expense

•  Total revenue of $196.2 million; PPNR[1] of $64.2 million; Adjusted PPNR[1] of $66.3 million

•  Decline in average total assets reflects strategic decision to reduce higher rate wholesale funding

•  ACL ratio ends the quarter at 1.30%; NCO ratio includes a single credit that accounted for 23 bps of total 28 bps

•  Book value per share up 6% and tangible book value per share[1] up 9%

•  Repurchased 1.1 million shares in the quarter

Total assets	$27,564	$27,959	$27,076
Total deposits	22,231	22,489	22,149
Total loans	16,772	16,834	15,607
Total investment securities	7,101	7,337	7,725
Total shareholders’ equity	3,286	3,356	3,157
Asset Quality
Net charge-off ratio	0.28%	0.04%	-%
Nonperforming loan ratio	0.49	0.43	0.37
Nonperforming assets to total assets	0.32	0.28	0.23
Allowance for credit losses to total loans	1.30	1.25	1.27
Nonperforming loan coverage ratio	267	292	342
Capital Ratios
Equity to assets	11.92%	12.00%	11.66%
Tangible common equity (TCE) ratio[1]	7.07	7.22	6.69
Common equity tier 1 (CET1) ratio	12.02	11.92	11.73
Total risk-based capital ratio	14.27	14.17	14.08
Liquidity ($ in millions)
Loan to deposit ratio	75.44%	74.85%	70.47%
Borrowed funds to total liabilities	7.37	7.49	6.27
Uninsured, non-collateralized deposits (UCD)	$ 4,631	$ 4,802	$5,782
Additional liquidity sources	11,447	11,096	8,709
Coverage ratio of UCD	2.5x	2.3x	1.5x
Performance Measures (in millions)
Total revenue	$196.2	$208.2	$236.6
Pre-provision net revenue[1] (PPNR)	64.2	68.9	97.7
Adjusted pre-provision net revenue[1]	66.3	72.6	100.0
Provision for credit losses	7.7	0.1	0.1
Noninterest income	42.8	45.0	43.0
Noninterest expense	132.0	139.7	138.9

Simmons First National Corporation (NASDAQ: SFNC) (Simmons or Company) today reported net income of $47.2 million for the third quarter of 2023, compared to $58.3 million for the second quarter of 2023 and $80.6 million for the third quarter of 2022. Diluted earnings per share were $0.37 for the third quarter of 2023, compared to $0.46 in the second quarter of 2023 and $0.63 in the third quarter of 2022. Adjusted earnings1 for the third quarter of 2023 were $48.8 million, compared to $61.1 million for the second quarter of 2023 and $82.3 million in the third quarter of 2022. A summary of certain items, consisting primarily of merger related costs, branch right-sizing costs and early retirement program costs, are described in the “Reconciliation of Non-GAAP Financial Measures” tables below.

Net Interest Income

Net interest income for the third quarter of 2023 totaled $153.4 million, compared to $163.2 million in the second quarter of 2023 and $193.6 million for the third quarter of 2022. Included in net interest income is accretion recognized on assets acquired, which totaled $2.1 million in the third quarter of 2023, $2.3 million in the second quarter of 2023 and $5.8 million in the third quarter of 2022. On a linked quarter basis, interest income increased $13.1 million and interest expense increased $22.9 million. While the higher interest rate environment positively impacted interest income, the corresponding increase in interest expense was driven by an increase in deposit costs, continued customer migration to higher rate deposit products and pricing measures instituted to defend market share, offset in part by a decrease in other wholesale borrowings costs, primarily Federal Home Loan Bank advances.

The yield on loans on a fully taxable equivalent (FTE) basis for the third quarter of 2023 was 6.08 percent, compared to 5.89 percent in the second quarter of 2023 and 4.86 percent in the third quarter of 2022. The yield on investment securities on an FTE basis for the third quarter of 2023 was 3.08 percent, compared to 2.91 percent in the second quarter of 2023 and 2.29 percent in the third quarter of 2022. Cost of deposits for the third quarter of 2023 was 2.37 percent, compared to 1.96 percent in the second quarter of 2023 and 0.47 percent in the third quarter of 2022. The net interest margin on an FTE basis for the third quarter of 2023 was 2.61 percent, compared to 2.76 percent in the second quarter of 2023 and 3.34 percent in the third quarter of 2022.

Select Yield/Rates	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Loan yield (FTE)[2]	6.08%	5.89%	5.67%	5.40%	4.86%
Investment securities yield (FTE)[2]	3.08	2.91	2.92	2.68	2.29
Cost of interest bearing deposits	3.06	2.57	2.10	1.41	0.65
Cost of deposits	2.37	1.96	1.58	1.02	0.47
Cost of borrowed funds	5.60	5.31	4.29	3.92	2.66
Net interest spread (FTE)[2]	1.87	2.10	2.52	2.87	3.11
Net interest margin (FTE)[2]	2.61	2.76	3.09	3.31	3.34

Noninterest Income

Noninterest income for the third quarter of 2023 was $42.8 million, compared to $45.0 million in the second quarter of 2023 and $43.0 million in the third quarter of 2022. The decline in service charges on deposits accounts, both on a linked quarter and a year-over-year basis, was primarily due to certain insufficient funds fee structure changes for consumer deposit accounts that were implemented during the third quarter of 2023. The decrease in other income on a linked quarter basis was primarily due to the positive impact of fair value adjustments associated with certain equity investments recorded in the second quarter of 2023.

Noninterest Income $ in millions	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Service charges on deposit accounts	$12.4	$12.9	$12.4	$11.9	$12.6
Wealth management fees	7.7	7.4	7.4	8.2	8.6
Debit and credit card fees	7.7	8.0	8.0	7.8	7.7
Mortgage lending income	2.2	2.4	1.6	1.1	2.6
Other service charges and fees	2.2	2.3	2.3	2.0	2.1
Bank owned life insurance	3.1	2.6	3.0	3.0	2.9
Gain (loss) on sale of securities	-	(0.4)	-	(0.1)	-
Gain on insurance settlement	-	-	-	4.1	-
Other income	7.4	9.8	11.3	6.6	6.7
Total noninterest income	$42.8	$45.0	$45.8	$44.6	$43.0

Adjusted noninterest income[1]	$42.8	$45.0	$45.8	$40.6	$42.7

Noninterest Expense

Noninterest expense for the third quarter of 2023 was $132.0 million, compared to $139.7 million in the second quarter of 2023 and $138.9 million in the third quarter of 2022. Included in noninterest expense are certain items consisting primarily of early retirement program, branch right sizing and merger related costs, totaling $2.1 million in the third quarter of 2023, $3.7 million in the second quarter of 2023 and $2.6 million in the third quarter of 2022. Excluding these items (which are described in the “Reconciliation of Non-GAAP Financial Measures” tables below), adjusted noninterest expense1 was $129.9 million in the third quarter of 2023, $136.0 million in the second quarter of 2023 and $136.4 million in the third quarter of 2022. The decrease in noninterest expense was primarily due to a decrease in salaries and employee benefits. The decrease in adjusted noninterest expense on a linked quarter basis was primarily attributable to a $5.3 million decrease in salaries and employee benefits, reflecting the successful execution of programs as part of our Better Bank Initiative, as well as a $4.0 million accrual adjustment recorded in the third quarter of 2023 related to incentive plans.

Noninterest Expense $ in millions	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Salaries and employee benefits	$67.4	$74.7	$77.0	$73.0	$71.9
Occupancy expense, net	12.0	11.4	11.6	11.6	11.7
Furniture and equipment	5.1	5.1	5.1	5.4	5.4
Deposit insurance	4.7	5.2	4.9	3.7	3.3
Other real estate and foreclosure expense	0.2	0.3	0.2	0.4	0.2
Merger related costs	-	-	1.4	-	1.4
Other operating expenses	42.6	42.9	43.1	48.5	45.1
Total noninterest expense	$132.0	$139.7	$143.2	$142.6	$138.9

Adjusted salaries and employee benefits[1]	$65.8	$71.1	$77.0	$73.0	$71.9
Adjusted other operating expenses[1]	42.1	43.0	42.3	47.5	44.1
Adjusted noninterest expense[1]	129.9	136.0	140.9	141.4	136.4
Efficiency ratio	65.11%	65.18%	62.28%	58.33%	57.22%
Adjusted efficiency ratio[1]	61.94	61.29	59.38	56.97	54.41
Full-time equivalent employees	3,005	3,066	3,189	3,236	3,206

Loans and Unfunded Loan Commitments

Total loans at the end of the third quarter of 2023 were $16.8 billion, up $1.2 billion, or 7 percent, compared to $15.6 billion at the end of the third quarter of 2022. Total loans on a linked quarter basis were relatively unchanged, reflecting moderating demand and increased payoff activity in the quarter, as well as our focus on maintaining disciplined pricing and conservative underwriting standards given the current economic environment. Unfunded commitments at the end of the third quarter of 2023 were $4.0 billion, compared to $4.4 billion at the end of the second quarter of 2023 and $5.1 billion at the end of the third quarter of 2022. Conversely, during the third quarter of 2023 our commercial loan pipeline saw increased activity compared to the second quarter of 2023. Commercial loans approved and ready to close at the end of the third quarter of 2023 were $433 million compared to $274 million at the end of the second quarter of 2023, and the rate on ready to close commercial loans was 8.43 percent, up 49 basis points on a linked quarter basis.

Loans and Unfunded Commitments $ in millions	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Total loans	$16,772	$16,834	$16,555	$16,142	$15,607
Unfunded loan commitments	4,049	4,443	4,725	5,000	5,138

Deposits

Total deposits at the end of the third quarter of 2023 were $22.2 billion, compared to $22.5 billion at the end of the second quarter of 2023 and $22.1 billion at the end of the third quarter of 2022. While the overall level of deposits has been relatively stable, the change in mix of deposits, both on a linked quarter and year-over-year basis, reflected continued customer migration into higher rate deposits, principally certificates of deposit, given the rapid rise in interest rates, as well as increased market competition. Noninterest bearing deposits totaled $5.0 billion, compared to $5.3 billion at the end of the second quarter of 2023 and $6.2 billion at the end of the third quarter of 2022. Interest bearing transaction accounts (including savings accounts) totaled $10.6 billion at the end of the third quarter of 2023, compared to $10.9 billion at the end of the second quarter of 2023 and $12.1 billion at the end of the third quarter of 2022. Time deposits totaled $6.7 billion at the end of the third quarter of 2023, compared to $6.4 billion at the end of the second quarter of 2023 and $3.8 billion at the end of the third quarter of 2022.

Deposits $ in millions	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Noninterest bearing deposits	$4,991	$5,265	$5,489	$6,017	$6,218
Interest bearing transaction accounts	10,572	10,866	11,284	11,763	12,104
Time deposits	6,668	6,358	5,679	4,768	3,827
Total deposits	$22,231	$22,489	$22,452	$22,548	$22,149

Noninterest bearing deposits to total deposits	22%	23%	24%	27%	28%
Total loans to total deposits	75	75	74	72	70

Asset Quality

Total nonperforming loans at the end of the third quarter of 2023 were $81.9 million, compared to $72.0 million at the end of the second quarter of 2023 and $57.8 million at the end of the third quarter of 2022. Total nonperforming assets as a percentage of total assets were 0.32 percent at the end of the third quarter of 2023, compared to 0.28 percent at the end of the second quarter of 2023 and 0.23 percent at the end of the third quarter of 2022. The increase in nonperforming assets on a linked quarter basis reflected a commercial credit totaling approximately $8.0 million that was classified as nonperforming during the third quarter, offset in part by payoffs received on previously identified nonaccrual commercial and agricultural loans. Net charge-offs as a percentage of average loans for the third quarter of 2023 were 28 basis points, compared to 4 basis points for the second quarter of 2023 and less than 1 basis point in the third quarter of 2022. The increase in net charge-offs was primarily due to a $9.6 million charge-off on a nursing/extended care related credit following a comprehensive review of this portfolio during the quarter. This charge-off accounted for 23 basis points of the 28 basis points of total net charge-offs recorded in the third quarter of 2023.

Provision for credit losses totaled $7.7 million in the third quarter of 2023, compared to $0.1 million in both the second quarter of 2023 and the third quarter of 2022. The increase in provision for credit losses on a sequential and year-over-year basis reflected portfolio activity and changes in macroeconomic variables. The allowance for credit losses at the end of the third quarter of 2023 was $218.5 million, compared to $210.0 million at the end of the second quarter of 2023 and $197.6 million at the end of the third quarter of 2022. The allowance for credit losses as a percentage of total loans at the end of the third quarter of 2023 was 1.30 percent, compared to 1.25 percent at the end of the second quarter of 2023 and 1.27 percent at the end of the third quarter of 2022. The nonperforming loan coverage ratio ended the quarter at 267 percent, compared to 292 percent at the end of the second quarter of 2023 and 342 percent at the end of the third quarter of 2022. The reserve for unfunded commitments totaled $25.6 million at the end of the third quarter of 2023, compared to $36.9 million at the end of the second quarter of 2023 and $41.9 million at the end of the third quarter of 2022. The decrease in the reserve for unfunded commitments reflects a lower level of unfunded commitments as customers continue to utilize available lines of credit.

Asset Quality $ in millions	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Allowance for credit losses on loans to total loans	1.30%	1.25%	1.25%	1.22%	1.27%
Allowance for credit losses on loans to nonperforming loans	267	292	324	334	342
Nonperforming loans to total loans	0.49	0.43	0.38	0.37	0.37
Net charge-off ratio (annualized)	0.28	0.04	0.03	0.13	-
Net charge-off ratio YTD (annualized)	0.12	0.04	0.03	0.09	0.07

Total nonperforming loans	$81.9	$72.0	$63.7	$58.9	$57.8
Total other nonperforming assets	5.2	4.9	7.7	3.6	4.7
Total nonperforming assets	$87.1	$76.9	$71.4	$62.5	$62.5

Reserve for unfunded commitments	$25.6	$36.9	$41.9	$41.9	$41.9

Capital

Total common stockholders’ equity at the end of the third quarter of 2023 was $3.3 billion, compared to $3.4 billion at the end of the second quarter of 2023 and $3.2 billion at the end of the third quarter of 2022. Book value per share at the end of the third quarter of 2023 was $26.26, compared to $26.59 at the end of the second quarter of 2023 and $24.87 at the end of the third quarter of 2022. Tangible book value per share1 was $14.77 at the end of the third quarter of 2023, compared to $15.17 at the end of the second quarter of 2023 and $13.51 at the end of the third quarter of 2022. Stockholders’ equity as a percentage of total assets at September 30, 2023, was 11.9 percent, compared to 12.0 percent at June 30, 2023, and 11.7 percent at September 30, 2022. Tangible common equity as a percentage of tangible assets1 was 7.1 percent at September 30, 2023, compared to 7.2 percent at June 30, 2023, and 6.7 percent at September 30, 2022. Simmons maintained a strong regulatory capital position, with all regulatory capital ratios continuing to significantly exceed “well capitalized” guidelines.

Select Capital Ratios	Q3 23	Q2 23	Q1 23	Q4 22	Q3 22
Stockholders’ equity to total assets	11.9%	12.0%	12.1%	11.9%	11.7%
Tangible common equity to tangible assets[1]	7.1	7.2	7.3	7.0	6.7
Common equity tier 1 (CET1) ratio	12.0	11.9	11.9	11.9	11.7
Tier 1 leverage ratio	9.3	9.2	9.2	9.3	9.2
Tier 1 risk-based capital ratio	12.0	11.9	11.9	11.9	11.7
Total risk-based capital ratio	14.3	14.2	14.5	14.2	14.1

Share Repurchase Program

During the third quarter of 2023, Simmons repurchased approximately 1.1 million shares of its Class A common stock at an average price of $17.69 under its 2022 stock repurchase program (2022 Program). Remaining authorization under the 2022 Program as of September 30, 2023, was approximately $40 million. Market conditions and our capital needs (among other things) will drive decisions regarding future stock repurchases, if any; the timing, pricing and amount of any repurchases under the 2022 Program will be determined by Simmons’ management at its discretion; and the 2022 Program does not obligate Simmons to repurchase any common stock and may be modified, discontinued or suspended at any time without prior notice.

(1) Non-GAAP measurement. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below

(2) FTE – fully taxable equivalent basis using an effective tax rate of 26.135%

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. Central Time today, Tuesday, October 24, 2023. Interested persons can listen to this call by dialing toll-free 1-844-481-2779 (North America only) and asking for the Simmons First National Corporation conference call, conference ID 10182813. In addition, the call will be available live or in recorded version on Simmons’ website at simmonsbank.com for at least 60 days following the date of the call.

Simmons First National Corporation

Simmons First National Corporation (NASDAQ: SFNC) is a Mid-South based financial holding company that has paid cash dividends to its shareholders for 114 consecutive years. Its principal subsidiary, Simmons Bank, operates 232 branches in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. In 2023, Simmons Bank was recognized by Forbes as one of America’s Best Midsize Employers and among the World’s Best Banks for the fourth consecutive year. In 2022, Simmons Bank was named to Forbes’ list of "America's Best Banks" for the second consecutive year. Additional information about Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on X (formerly Twitter) or by visiting our newsroom.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from net income (including on a per share diluted basis), pre-tax, pre-provision earnings, net charge-offs, income available to common shareholders, non-interest income, and non-interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger-related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right-sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property. In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets. The Company further presents certain figures that are exclusive of the impact of PPP loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities. The Company’s management believes that these non-GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalize for tax effects, the effects of the PPP, and certain other effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non-GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Certain statements in this press release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including, without limitation, statements made in Mr. Fehlman’s quote, may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, business strategies, lending capacity and lending activity, loan demand, revenue, assets, asset quality, profitability, dividends, net interest margin, non-interest revenue, share repurchase program, acquisition strategy, digital banking initiatives, the Company’s ability to recruit and retain key employees, the estimated cost savings associated with the Company’s Better Bank Initiative, the adequacy of the allowance for credit losses, and future economic conditions and interest rates. Any forward-looking statement speaks only as of the date of this press release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, changes in credit quality, changes in interest rates and related governmental policies, changes in loan demand, changes in deposit flows, changes in real estate values, changes in the assumptions used in making the forward-looking statements, changes in the securities markets generally or the price of Simmons’ common stock specifically, and changes in information technology affecting the financial industry; changes in customer behaviors, including consumer spending, borrowing, and saving habits; general economic and market conditions; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (SVB), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); increased inflation; the loss of key employees; increased competition in the markets in which the Company operates; increased unemployment; labor shortages; claims, damages, and fines related to litigation or government actions; changes in accounting principles relating to loan loss recognition (current expected credit losses); the Company’s ability to manage and successfully integrate its mergers and acquisitions and to fully realize cost savings and other benefits associated with those transactions; cyber threats, attacks or events; reliance on third parties for key services; government legislation; and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those projected in or contemplated by the forward-looking statements. Additional information on factors that might affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2022, the Company’s Form 10-Q for the quarterly period ended March 31, 2023, and other reports that the Company has filed with or furnished to the U.S. Securities and Exchange Commission (the SEC), all of which are available from the SEC on its website, www.sec.gov. In addition, there can be no guarantee that the board of directors (Board) of Simmons will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

FOR MORE INFORMATION CONTACT:

Ed Bilek, EVP, Director of Investor and Media Relations

ed.bilek@simmonsbank.com or 205.612.3378 (cell)

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
ASSETS
Cash and noninterest bearing balances due from banks	$181,822	$181,268	$199,316	$200,616	$175,547
Interest bearing balances due from banks and federal funds sold	423,826	564,644	325,135	481,506	503,863
Cash and cash equivalents	605,648	745,912	524,451	682,122	679,410
Interest bearing balances due from banks - time	100	545	795	795	1,290
Investment securities - held-to-maturity	3,742,292	3,756,754	3,765,483	3,759,706	3,787,076
Investment securities - available-for-sale	3,358,421	3,579,758	3,755,956	3,852,854	3,937,543
Mortgage loans held for sale	11,690	10,342	4,244	3,486	12,759
Other loans held for sale	-	-	-	-	2,292
Loans:
Loans	16,771,888	16,833,653	16,555,098	16,142,124	15,607,135
Allowance for credit losses on loans	(218,547)	(209,966)	(206,557)	(196,955)	(197,589)
Net loans	16,553,341	16,623,687	16,348,541	15,945,169	15,409,546
Premises and equipment	567,167	562,025	564,497	548,741	549,932
Foreclosed assets and other real estate owned	3,809	3,909	2,721	2,887	3,612
Interest receivable	110,361	103,431	98,775	102,892	86,637
Bank owned life insurance	497,465	494,370	493,191	491,340	488,364
Goodwill	1,320,799	1,320,799	1,320,799	1,319,598	1,309,000
Other intangible assets	116,660	120,758	124,854	128,951	133,059
Other assets	676,572	636,833	579,139	622,520	675,554
Total assets	$27,564,325	$27,959,123	$27,583,446	$27,461,061	$27,076,074

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest bearing transaction accounts	$4,991,034	$5,264,962	$5,489,434	$6,016,651	$6,218,283
Interest bearing transaction accounts and savings deposits	10,571,807	10,866,078	11,283,584	11,762,885	12,103,994
Time deposits	6,668,370	6,357,682	5,678,757	4,768,558	3,826,415
Total deposits	22,231,211	22,488,722	22,451,775	22,548,094	22,148,692
Federal funds purchased and securities sold
under agreements to repurchase	74,482	102,586	142,862	160,403	168,513
Other borrowings	1,347,855	1,373,339	1,023,826	859,296	964,772
Subordinated notes and debentures	366,103	366,065	366,027	365,989	365,951
Accrued interest and other liabilities	259,119	272,085	259,055	257,917	270,995
Total liabilities	24,278,770	24,602,797	24,243,545	24,191,699	23,918,923

Stockholders' equity:
Common stock	1,251	1,262	1,273	1,270	1,269
Surplus	2,497,874	2,516,398	2,533,589	2,530,066	2,527,153
Undivided profits	1,330,810	1,308,654	1,275,720	1,255,586	1,196,459
Accumulated other comprehensive (loss) income	(544,380)	(469,988)	(470,681)	(517,560)	(567,730)
Total stockholders' equity	3,285,555	3,356,326	3,339,901	3,269,362	3,157,151
Total liabilities and stockholders' equity	$27,564,325	$27,959,123	$27,583,446	$27,461,061	$27,076,074

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands, except per share data)
INTEREST INCOME
Loans (including fees)	$255,901	$244,292	$227,498	$216,091	$187,347
Interest bearing balances due from banks and federal funds sold	3,569	4,023	2,783	2,593	1,141
Investment securities	50,638	48,751	48,774	45,689	40,954
Mortgage loans held for sale	178	154	82	152	178
Other loans held for sale	-	-	-	59	998
TOTAL INTEREST INCOME	310,286	297,220	279,137	264,584	230,618
INTEREST EXPENSE
Time deposits	68,062	53,879	39,538	22,434	8,204
Other deposits	65,095	54,485	47,990	34,615	17,225
Federal funds purchased and securities
sold under agreements to repurchase	277	318	323	449	305
Other borrowings	16,450	18,612	8,848	9,263	6,048
Subordinated notes and debentures	6,969	6,696	4,603	4,797	5,251
TOTAL INTEREST EXPENSE	156,853	133,990	101,302	71,558	37,033
NET INTEREST INCOME	153,433	163,230	177,835	193,026	193,585
PROVISION FOR CREDIT LOSSES
Provision for credit losses on loans	20,222	5,061	10,916	26	(15,897)
Provision for credit losses on unfunded commitments	(11,300)	(5,000)	-	-	16,000
Provision for credit losses on investment securities - AFS	(1,200)	(1,326)	12,800	-	-
Provision for credit losses on investment securities - HTM	-	1,326	500	-	-
TOTAL PROVISION FOR CREDIT LOSSES	7,722	61	24,216	26	103
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	145,711	163,169	153,619	193,000	193,482
NONINTEREST INCOME
Service charges on deposit accounts	12,429	12,882	12,437	11,892	12,560
Debit and credit card fees	7,712	7,986	7,952	7,845	7,685
Wealth management fees	7,719	7,440	7,365	8,151	8,562
Mortgage lending income	2,157	2,403	1,570	1,139	2,593
Bank owned life insurance income	3,095	2,555	2,973	2,975	2,902
Other service charges and fees (includes insurance income)	2,232	2,262	2,282	2,023	2,085
Gain (loss) on sale of securities	-	(391)	-	(52)	(22)
Gain on insurance settlement	-	-	-	4,074	-
Other income	7,433	9,843	11,256	6,600	6,658
TOTAL NONINTEREST INCOME	42,777	44,980	45,835	44,647	43,023
NONINTEREST EXPENSE
Salaries and employee benefits	67,374	74,723	77,038	73,018	71,923
Occupancy expense, net	12,020	11,410	11,578	11,620	11,674
Furniture and equipment expense	5,117	5,128	5,051	5,392	5,394
Other real estate and foreclosure expense	228	289	186	350	168
Deposit insurance	4,672	5,201	4,893	3,680	3,278
Merger-related costs	5	19	1,396	35	1,422
Other operating expenses	42,582	42,926	43,086	48,480	45,084
TOTAL NONINTEREST EXPENSE	131,998	139,696	143,228	142,575	138,943
NET INCOME BEFORE INCOME TAXES	56,490	68,453	56,226	95,072	97,562
Provision for income taxes	9,243	10,139	10,637	11,812	16,959
NET INCOME	$47,247	$58,314	$45,589	$83,260	$80,603
BASIC EARNINGS PER SHARE	$0.38	$0.46	$0.36	$0.66	$0.63
DILUTED EARNINGS PER SHARE	$0.37	$0.46	$0.36	$0.65	$0.63

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Tier 1 capital
Stockholders' equity	$3,285,555	$3,356,326	$3,339,901	$3,269,362	$3,157,151
CECL transition provision (1)	61,746	61,746	61,746	92,619	92,619
Disallowed intangible assets, net of deferred tax	(1,402,682)	(1,406,500)	(1,410,141)	(1,412,667)	(1,416,453)
Unrealized loss (gain) on AFS securities	544,380	469,988	470,681	517,560	567,730
Total Tier 1 capital	2,488,999	2,481,560	2,462,187	2,466,874	2,401,047

Tier 2 capital
Subordinated notes and debentures	366,103	366,065	366,027	365,989	365,951
Subordinated debt phase out	(66,000)	(66,000)	-	-	-
Qualifying allowance for loan losses and
reserve for unfunded commitments	165,490	169,409	173,077	115,627	116,257
Total Tier 2 capital	465,593	469,474	539,104	481,616	482,208
Total risk-based capital	$2,954,592	$2,951,034	$3,001,291	$2,948,490	$2,883,255

Risk weighted assets	$20,703,669	$20,821,075	$20,748,605	$20,738,727	$20,470,918

Adjusted average assets for leverage ratio	$26,733,658	$26,896,289	$26,632,691	$26,407,061	$25,986,938

Ratios at end of quarter
Equity to assets	11.92%	12.00%	12.11%	11.91%	11.66%
Tangible common equity to tangible assets (2)	7.07%	7.22%	7.25%	7.00%	6.69%
Common equity Tier 1 ratio (CET1)	12.02%	11.92%	11.87%	11.90%	11.73%
Tier 1 leverage ratio	9.31%	9.23%	9.24%	9.34%	9.24%
Tier 1 risk-based capital ratio	12.02%	11.92%	11.87%	11.90%	11.73%
Total risk-based capital ratio	14.27%	14.17%	14.47%	14.22%	14.08%

(1) The Company has elected to use the CECL transition provision allowed for in the year of adopting ASC 326.

(2) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Investment Securities
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$452,428	$451,737	$451,052	$448,012	$447,400
Mortgage-backed securities	1,178,324	1,193,118	1,201,418	1,190,781	1,214,882
State and political subdivisions	1,857,652	1,859,022	1,859,970	1,860,992	1,865,203
Other securities	253,888	252,877	253,043	259,921	259,591
Total held-to-maturity (net of credit losses)	3,742,292	3,756,754	3,765,483	3,759,706	3,787,076
Available-for-Sale
U.S. Treasury	$2,224	$2,209	$2,220	$2,197	$2,191
U.S. Government agencies	172,759	176,564	181,843	184,279	188,060
Mortgage-backed securities	2,157,092	2,282,328	2,433,530	2,542,902	2,670,348
State and political subdivisions	790,344	885,505	895,896	871,074	822,509
Other securities	236,002	233,152	242,467	252,402	254,435
Total available-for-sale (net of credit losses)	3,358,421	3,579,758	3,755,956	3,852,854	3,937,543
Total investment securities (net of credit losses)	$7,100,713	$7,336,512	$7,521,439	$7,612,560	$7,724,619
Fair value - HTM investment securities	$2,848,211	$3,094,958	$3,148,976	$3,063,233	$2,984,040

Simmons First National Corporation					SFNC
Consolidated Loans
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Loan Portfolio - End of Period
Consumer:
Credit cards	$191,550	$209,452	$188,590	$196,928	$192,559
Other consumer	112,832	148,333	142,817	152,882	180,604
Total consumer	304,382	357,785	331,407	349,810	373,163
Real Estate:
Construction	3,022,321	2,930,586	2,777,122	2,566,649	2,372,294
Single-family residential	2,657,879	2,633,365	2,589,831	2,546,115	2,467,008
Other commercial real estate	7,565,008	7,546,130	7,520,964	7,468,498	7,249,891
Total real estate	13,245,208	13,110,081	12,887,917	12,581,262	12,089,193
Commercial:
Commercial	2,477,077	2,569,330	2,669,731	2,632,290	2,525,218
Agricultural	296,912	280,541	220,641	205,623	263,539
Total commercial	2,773,989	2,849,871	2,890,372	2,837,913	2,788,757
Other	448,309	515,916	445,402	373,139	356,022
Total loans	$16,771,888	$16,833,653	$16,555,098	$16,142,124	$15,607,135

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Allowance for Credit Losses on Loans
Beginning balance	$209,966	$206,557	$196,955	$197,589	$212,611

Day 1 PCD allowance from acquisitions:
Spirit of Texas (04/08/2022)	-	-	-	4,523	1,057
Total Day 1 PCD allowance	-	-	-	4,523	1,057

Loans charged off:
Credit cards	1,318	1,409	1,076	1,035	903
Other consumer	633	666	456	439	505
Real estate	9,723	435	1,204	3,392	130
Commercial	1,219	1,225	413	5,389	1,874
Total loans charged off	12,893	3,735	3,149	10,255	3,412

Recoveries of loans previously charged off:
Credit cards	234	298	234	251	250
Other consumer	344	436	240	230	278
Real estate	429	878	294	4,117	1,982
Commercial	245	471	1,067	475	720
Total recoveries	1,252	2,083	1,835	5,073	3,230
Net loans charged off	11,641	1,652	1,314	5,182	182
Provision for credit losses on loans	20,222	5,061	10,916	25	(15,897)
Balance, end of quarter	$218,547	$209,966	$206,557	$196,955	$197,589

Nonperforming assets
Nonperforming loans:
Nonaccrual loans	$81,135	$71,279	$63,218	$58,434	$57,534
Loans past due 90 days or more	806	738	437	507	242
Total nonperforming loans	81,941	72,017	63,655	58,941	57,776
Other nonperforming assets:
Foreclosed assets and other real estate owned	3,809	3,909	2,721	2,887	3,612
Other nonperforming assets	1,417	1,013	5,012	644	1,146
Total other nonperforming assets	5,226	4,922	7,733	3,531	4,758
Total nonperforming assets	$87,167	$76,939	$71,388	$62,472	$62,534
Performing FDMs (modifications to borrowers
experiencing financial difficulty)	$33,723	$2,996	$2,183	$1,849	$1,869

Ratios
Allowance for credit losses on loans to total loans	1.30%	1.25%	1.25%	1.22%	1.27%
Allowance for credit losses to nonperforming loans	267%	292%	324%	334%	342%
Nonperforming loans to total loans	0.49%	0.43%	0.38%	0.37%	0.37%
Nonperforming assets (including performing FDMs)
to total assets	0.44%	0.29%	0.27%	0.23%	0.24%
Nonperforming assets to total assets	0.32%	0.28%	0.26%	0.23%	0.23%
Annualized net charge offs to average loans (QTD)	0.28%	0.04%	0.03%	0.13%	0.00%
Annualized net charge offs to average loans (YTD)	0.12%	0.04%	0.03%	0.09%	0.07%
Annualized net credit card charge offs to
average credit card loans (QTD)	2.19%	2.25%	1.69%	1.52%	1.30%

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Sep 2023			Three Months Ended Jun 2023			Three Months Ended Sep 2022
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks
and federal funds sold	$331,444	$3,569	4.27%	$404,639	$4,023	3.99%	$327,841	$1,141	1.38%
Investment securities - taxable	4,638,486	34,734	2.97%	4,821,231	32,745	2.72%	5,408,189	24,848	1.82%
Investment securities - non-taxable (FTE)	2,617,152	21,563	3.27%	2,627,192	21,253	3.24%	2,665,515	21,805	3.25%
Mortgage loans held for sale	9,542	178	7.40%	9,560	154	6.46%	13,280	178	5.32%
Other loans held for sale	-	-	0.00%	-	-	0.00%	9,439	998	41.95%
Loans - including fees (FTE)	16,758,597	256,757	6.08%	16,702,403	245,151	5.89%	15,320,833	187,851	4.86%
Total interest earning assets (FTE)	24,355,221	316,801	5.16%	24,565,025	303,326	4.95%	23,745,097	236,821	3.96%
Non-earning assets	3,239,390			3,201,114			3,123,634
Total assets	$27,594,611			$27,766,139			$26,868,731

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and
savings accounts	$10,682,767	$65,095	2.42%	$11,011,746	$54,485	1.98%	$12,264,655	$17,225	0.56%
Time deposits	6,558,110	68,062	4.12%	5,911,139	53,879	3.66%	3,314,948	8,204	0.98%
Total interest bearing deposits	17,240,877	133,157	3.06%	16,922,885	108,364	2.57%	15,579,603	25,429	0.65%
Federal funds purchased and securities
sold under agreement to repurchase	89,769	277	1.22%	119,985	318	1.06%	196,047	305	0.62%
Other borrowings	1,222,557	16,450	5.34%	1,449,403	18,612	5.15%	1,123,797	6,048	2.14%
Subordinated notes and debentures	366,085	6,969	7.55%	366,047	6,696	7.34%	411,018	5,251	5.07%
Total interest bearing liabilities	18,919,288	156,853	3.29%	18,858,320	133,990	2.85%	17,310,465	37,033	0.85%
Noninterest bearing liabilities:
Noninterest bearing deposits	5,032,631			5,276,267			6,022,899
Other liabilities	271,014			272,628			243,296
Total liabilities	24,222,933			24,407,215			23,576,660
Stockholders' equity	3,371,678			3,358,924			3,292,071
Total liabilities and stockholders' equity	$27,594,611			$27,766,139			$26,868,731
Net interest income (FTE)		$159,948			$169,336			$199,788
Net interest spread (FTE)			1.87%			2.10%			3.11%
Net interest margin (FTE)			2.61%			2.76%			3.34%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - As Reported
Net Income	$47,247	$58,314	$45,589	$83,260	$80,603
Diluted earnings per share	0.37	0.46	0.36	0.65	0.63
Return on average assets	0.68%	0.84%	0.67%	1.22%	1.19%
Return on average common equity	5.56%	6.96%	5.49%	10.27%	9.71%
Return on tangible common equity (non-GAAP) (1)	10.33%	12.85%	10.25%	19.29%	17.99%
Net interest margin (FTE)	2.61%	2.76%	3.09%	3.31%	3.34%
Efficiency ratio (2)	65.11%	65.18%	62.28%	58.33%	57.22%
FTE adjustment	6,515	6,106	6,311	6,770	6,203
Average diluted shares outstanding	126,283,609	127,379,976	127,516,478	127,505,996	128,336,422
Shares repurchased under plan	1,128,962	1,128,087	-	-	1,883,713
Average price of shares repurchased	17.69	17.75	-	-	23.91
Cash dividends declared per common share	0.200	0.200	0.200	0.190	0.190
Accretable yield on acquired loans	2,146	2,267	2,579	4,473	5,834
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$48,804	$61,065	$47,343	$81,093	$82,281
Adjusted diluted earnings per share	0.39	0.48	0.37	0.64	0.64
Adjusted return on average assets	0.70%	0.88%	0.70%	1.18%	1.21%
Adjusted return on average common equity	5.74%	7.29%	5.70%	10.01%	9.92%
Adjusted return on tangible common equity	10.64%	13.42%	10.62%	18.81%	18.35%
Adjusted efficiency ratio (2)	61.94%	61.29%	59.38%	56.97%	54.41%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$151,150	$103,903	$45,589	$256,412	$173,152
Diluted earnings per share	1.19	0.82	0.36	2.06	1.40
Return on average assets	0.73%	0.76%	0.67%	0.97%	0.88%
Return on average common equity	6.00%	6.23%	5.49%	7.87%	7.07%
Return on tangible common equity (non-GAAP) (1)	11.14%	11.55%	10.25%	14.33%	12.77%
Net interest margin (FTE)	2.82%	2.92%	3.09%	3.17%	3.12%
Efficiency ratio (2)	64.13%	63.68%	62.28%	62.14%	63.54%
FTE adjustment	18,932	12,417	6,311	24,671	17,901
Average diluted shares outstanding	127,099,727	127,421,034	127,516,478	124,470,184	123,387,503
Cash dividends declared per common share	0.600	0.400	0.200	0.760	0.570
Financial Highlights - Adjusted (non-GAAP) (1)
Adjusted earnings	$157,212	$108,408	$47,343	$298,635	$217,542
Adjusted diluted earnings per share	1.24	0.85	0.37	2.40	1.76
Adjusted return on average assets	0.76%	0.79%	0.70%	1.13%	1.11%
Adjusted return on average common equity	6.24%	6.50%	5.70%	9.16%	8.88%
Adjusted return on tangible common equity	11.56%	12.03%	10.62%	16.59%	15.89%
Adjusted efficiency ratio (2)	60.81%	60.30%	59.38%	57.50%	57.69%
END OF PERIOD
Book value per share	$26.26	$26.59	$26.24	$25.73	$24.87
Tangible book value per share	14.77	15.17	14.88	14.33	13.51
Shares outstanding	125,133,281	126,224,707	127,282,192	127,046,654	126,943,467
Full-time equivalent employees	3,005	3,066	3,189	3,236	3,206
Total number of financial centers	232	231	231	230	230

(1) Non-GAAP measurement that management believes aids in the understanding and discussion of results. Reconciliations to GAAP are included in the schedules accompanying this release.

(2) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues. Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
(in thousands, except per share data)
QUARTER-TO-DATE
Net income	$47,247	$58,314	$45,589	$83,260	$80,603
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	-	-
Merger related costs	5	19	1,396	35	1,422
Early retirement program	1,557	3,609	-	-	-
Branch right sizing (net)	547	95	979	1,104	1,235
Day 2 CECL provision	-	-	-	-	-
Tax effect (1)	(552)	(972)	(621)	768	(594)
Certain items, net of tax	1,557	2,751	1,754	(2,167)	1,678
Adjusted earnings (non-GAAP)	$48,804	$61,065	$47,343	$81,093	$82,281

Diluted earnings per share	$0.37	$0.46	$0.36	$0.65	$0.63
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	-	-	-	(0.01)
Gain on insurance settlement	-	-	-	(0.03)
Donation to Simmons First Foundation	-	-	-	-	-
Merger related costs	-	-	0.01	-	0.01
Early retirement program	0.01	0.03	-	-	-
Branch right sizing (net)	0.01	-	0.01	0.01	0.01
Day 2 CECL provision	-	-	-	-	-
Tax effect (1)	-	(0.01)	(0.01)	0.01	-
Certain items, net of tax	0.02	0.02	0.01	(0.01)	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.39	$0.48	$0.37	$0.64	$0.64

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

QUARTER-TO-DATE
Noninterest income	$42,777	$44,980	$45,835	$44,647	$43,023
Certain noninterest income items (1)
Gain on insurance settlement	-	-	-	(4,074)	-
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Branch right sizing income	-	-	-	-	65
Adjusted noninterest income (non-GAAP)	$42,777	$44,980	$45,835	$40,573	$42,703

Other income	$7,433	$9,843	$11,256	$6,600	$6,658
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Branch right sizing income	-	-	-	-	65
Adjusted other income (non-GAAP)	$7,433	$9,843	$11,256	$6,600	$6,338

Noninterest expense	$131,998	$139,696	$143,228	$142,575	$138,943
Certain noninterest expense items (1)
Merger related costs	(5)	(19)	(1,396)	(35)	(1,422)
Early retirement program	(1,557)	(3,609)	-	-	-
Donation to Simmons First Foundation	-	-	-	-	-
Branch right sizing expense	(547)	(95)	(979)	(1,104)	(1,170)
Adjusted noninterest expense (non-GAAP)	$129,889	$135,973	$140,853	$141,436	$136,351

Salaries and employee benefits	$67,374	$74,723	$77,038	$73,018	$71,923
Certain salaries and employee benefits items (1)
Early retirement program	(1,557)	(3,609)	-	-	-
Other	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$65,817	$71,114	$77,038	$73,018	$71,923

Other operating expenses	$42,582	$42,926	$43,086	$48,480	$45,084
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	-	-	-
Branch right sizing expense	(466)	53	(816)	(953)	(973)
Adjusted other operating expenses (non-GAAP)	$42,116	$42,979	$42,270	$47,527	$44,111

(1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance settlement, donation to Simmons First Foundation, merger related costs, early retirement program costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Adjusted Earnings - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
(in thousands, except per share data)
YEAR-TO-DATE
Net income	$151,150	$103,903	$45,589	$256,412	$173,152
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	365	365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	1,738	1,738
Merger related costs	1,420	1,415	1,396	22,476	22,441
Early retirement program	5,166	3,609	-	-	-
Branch right sizing (net)	1,621	1,074	979	3,628	2,524
Day 2 CECL provision	-	-	-	33,779	33,779
Tax effect (1)	(2,145)	(1,593)	(621)	(14,939)	(15,707)
Certain items, net of tax	6,062	4,505	1,754	42,223	44,390
Adjusted earnings (non-GAAP)	$157,212	$108,408	$47,343	$298,635	$217,542

Diluted earnings per share	$1.19	$0.82	$0.36	$2.06	$1.40
Certain items:
(Gain) loss from early retirement of TruPS	-	-	-	-	-
Gain on sale of intellectual property	-	-	-	(0.01)	(0.01)
Gain on insurance settlement	-	-	-	(0.03)	-
Donation to Simmons First Foundation	-	-	-	0.01	0.01
Merger related costs	0.01	0.01	0.01	0.18	0.18
Early retirement program	0.04	0.03	-	-	-
Branch right sizing (net)	0.02	0.01	0.01	0.03	0.02
Day 2 CECL provision	-	-	-	0.28	0.28
Tax effect (1)	(0.02)	(0.02)	(0.01)	(0.12)	(0.12)
Certain items, net of tax	0.05	0.03	0.01	0.34	0.36
Adjusted diluted earnings per share (non-GAAP)	$1.24	$0.85	$0.37	$2.40	$1.76

(1) Effective tax rate of 26.135%.

Reconciliation of Certain Noninterest Income and Expense Items (non-GAAP)

YEAR-TO-DATE
Noninterest income	$133,592	$90,815	$45,835	$170,066	$125,419
Certain noninterest income items (1)
Gain on insurance settlement	-	-	-	(4,074)	-
(Gain) loss from early retirement of TruPS	-	-	-	365	365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Branch right sizing income	-	-	-	153	153
Adjusted noninterest income (non-GAAP)	$133,592	$90,815	$45,835	$165,760	$125,187

Other income	$28,532	$21,099	$11,256	$27,361	$20,761
Certain other income items (1)
(Gain) loss from early retirement of TruPS	-	-	-	365	365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Branch right sizing income	-	-	-	153	153
Adjusted other income (non-GAAP)	$28,532	$21,099	$11,256	$27,129	$20,529

Noninterest expense	$414,922	$282,924	$143,228	$566,748	$424,173
Certain noninterest expense items (1)
Merger related costs	(1,420)	(1,415)	(1,396)	(22,476)	(22,441)
Early retirement program	(5,166)	(3,609)	-	-	-
Donation to Simmons First Foundation	-	-	-	(1,738)	(1,738)
Branch right sizing expense	(1,621)	(1,074)	(979)	(3,475)	(2,371)
Adjusted noninterest expense (non-GAAP)	$406,715	$276,826	$140,853	$539,059	$397,623

Salaries and employee benefits	$219,135	$151,761	$77,038	$286,982	$213,964
Certain salaries and employee benefits items (1)
Early retirement program	(5,166)	(3,609)	-	-	-
Other	-	-	-	-	-
Adjusted salaries and employee benefits (non-GAAP)	$213,969	$148,152	$77,038	$286,982	$213,964

Other operating expenses	$128,594	$86,012	$43,086	$179,693	$131,213
Certain other operating expenses items (1)
Donation to Simmons First Foundation	-	-	-	(1,738)	(1,738)
Branch right sizing expense	(1,229)	(763)	(816)	(2,650)	(1,697)
Adjusted other operating expenses (non-GAAP)	$127,365	$85,249	$42,270	$175,305	$127,778

(1) Certain items include gain from early retirement of trust preferred securities, gain on sale of intellectual property, gain on insurance settlement, donation to Simmons First Foundation, merger related costs, early retirement program costs, branch right sizing costs and Day 2 CECL provision.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$3,285,555	$3,356,326	$3,339,901	$3,269,362	$3,157,151
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)
Other intangible assets	(116,660)	(120,758)	(124,854)	(128,951)	(133,059)
Total intangibles	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)
Tangible common stockholders' equity	$1,848,096	$1,914,769	$1,894,248	$1,820,813	$1,715,092

Total assets	$27,564,325	$27,959,123	$27,583,446	$27,461,061	$27,076,074
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)
Other intangible assets	(116,660)	(120,758)	(124,854)	(128,951)	(133,059)
Total intangibles	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)
Tangible assets	$26,126,866	$26,517,566	$26,137,793	$26,012,512	$25,634,015

Ratio of common equity to assets	11.92%	12.00%	12.11%	11.91%	11.66%
Ratio of tangible common equity to tangible assets	7.07%	7.22%	7.25%	7.00%	6.69%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$3,285,555	$3,356,326	$3,339,901	$3,269,362	$3,157,151
Intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,320,799)	(1,319,598)	(1,309,000)
Other intangible assets	(116,660)	(120,758)	(124,854)	(128,951)	(133,059)
Total intangibles	(1,437,459)	(1,441,557)	(1,445,653)	(1,448,549)	(1,442,059)
Tangible common stockholders' equity	$1,848,096	$1,914,769	$1,894,248	$1,820,813	$1,715,092
Shares of common stock outstanding	125,133,281	126,224,707	127,282,192	127,046,654	126,943,467
Book value per common share	$26.26	$26.59	$26.24	$25.73	$24.87
Tangible book value per common share	$14.77	$15.17	$14.88	$14.33	$13.51

Calculation of Coverage Ratio of Uninsured, Non-Collateralized Deposits

Uninsured deposits at Simmons Bank	$8,143,200	$8,507,395	$8,978,581	$8,913,990	$9,315,086
Less: Collateralized deposits (excluding portion that is FDIC insured)	2,835,405	3,030,550	3,081,829	2,759,248	3,094,859
Less: Intercompany eliminations	676,840	674,552	628,592	529,042	438,047
Total uninsured, non-collateralized deposits	$4,630,955	$4,802,293	$5,268,160	$5,625,700	$5,782,180

FHLB borrowing availability	$5,372,000	$5,345,000	$5,574,000	$5,442,000	$3,220,000
Unpledged securities	4,124,000	3,877,000	3,000,000	3,180,000	4,985,000
Fed funds lines, Fed discount window and
Bank Term Funding Program	1,951,000	1,874,000	2,206,000	1,982,000	504,000
Additional liquidity sources	$11,447,000	$11,096,000	$10,780,000	$10,604,000	$8,709,000

Uninsured, non-collateralized deposit coverage ratio	2.5	2.3	2.0	1.9	1.5

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$47,247	$58,314	$45,589	$83,260	$80,603
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	-	-
Merger related costs	5	19	1,396	35	1,422
Early retirement program	1,557	3,609	-	-	-
Branch right sizing (net)	547	95	979	1,104	1,235
Day 2 CECL provision	-	-	-	-	-
Tax effect of certain items (2)	(552)	(972)	(621)	768	(594)
Adjusted earnings (non-GAAP)	$48,804	$61,065	$47,343	$81,093	$82,281

Average total assets	$27,594,611	$27,766,139	$27,488,732	$27,180,575	$26,868,731

Return on average assets	0.68%	0.84%	0.67%	1.22%	1.19%
Adjusted return on average assets (non-GAAP)	0.70%	0.88%	0.70%	1.18%	1.21%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$47,247	$58,314	$45,589	$83,260	$80,603
Amortization of intangibles, net of taxes	3,027	3,026	3,026	3,035	3,121
Total income available to common stockholders	$50,274	$61,340	$48,615	$86,295	$83,724
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	-	-
Merger related costs	5	19	1,396	35	1,422
Early retirement program	1,557	3,609	-	-	-
Branch right sizing (net)	547	95	979	1,104	1,235
Day 2 CECL provision	-	-	-	-	-
Tax effect of certain items (2)	(552)	(972)	(621)	768	(594)
Adjusted earnings (non-GAAP)	48,804	61,065	47,343	81,093	82,281
Amortization of intangibles, net of taxes	3,027	3,026	3,026	3,035	3,121
Total adjusted earnings available to common stockholders (non-GAAP)	$51,831	$64,091	$50,369	$84,128	$85,402

Average common stockholders' equity	$3,371,678	$3,358,924	$3,370,651	$3,214,912	$3,292,071
Average intangible assets:
Goodwill	(1,320,799)	(1,320,799)	(1,319,624)	(1,309,124)	(1,309,804)
Other intangibles	(119,125)	(123,173)	(127,394)	(131,229)	(135,718)
Total average intangibles	(1,439,924)	(1,443,972)	(1,447,018)	(1,440,353)	(1,445,522)
Average tangible common stockholders' equity (non-GAAP)	$1,931,754	$1,914,952	$1,923,633	$1,774,559	$1,846,549

Return on average common equity	5.56%	6.96%	5.49%	10.27%	9.71%
Return on tangible common equity	10.33%	12.85%	10.25%	19.29%	17.99%
Adjusted return on average common equity (non-GAAP)	5.74%	7.29%	5.70%	10.01%	9.92%
Adjusted return on tangible common equity (non-GAAP)	10.64%	13.42%	10.62%	18.81%	18.35%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$131,998	$139,696	$143,228	$142,575	$138,943
Certain noninterest expense items (non-GAAP)
Merger related costs	(5)	(19)	(1,396)	(35)	(1,422)
Early retirement program	(1,557)	(3,609)	-	-	-
Donation to Simmons First Foundation	-	-	-	-	-
Branch right sizing expense	(547)	(95)	(979)	(1,104)	(1,170)
Other real estate and foreclosure expense adjustment	(228)	(289)	(186)	(350)	(168)
Amortization of intangibles adjustment	(4,097)	(4,098)	(4,096)	(4,108)	(4,225)
Adjusted efficiency ratio numerator	$125,564	$131,586	$136,571	$136,978	$131,958

Net interest income	$153,433	$163,230	$177,835	$193,026	$193,585
Noninterest income	42,777	44,980	45,835	44,647	43,023
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	6,515	6,106	6,311	6,770	6,203
Efficiency ratio denominator	202,725	214,316	229,981	244,443	242,811

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	-	(4,074)	-
(Gain) loss from early retirement of TruPS	-	-	-	-	365
Gain on sale of intellectual property	-	-	-	-	(750)
Branch right sizing income	-	-	-	-	65
(Gain) loss on sale of securities	-	391	-	52	22
Adjusted efficiency ratio denominator	$202,725	$214,707	$229,981	$240,421	$242,513

Efficiency ratio (1)	65.11%	65.18%	62.28%	58.33%	57.22%
Adjusted efficiency ratio (non-GAAP) (1)	61.94%	61.29%	59.38%	56.97%	54.41%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date (continued)
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)

Calculation of Pre-Provision Net Revenue (PPNR)

Net interest income	$153,433	$163,230	$177,835	$193,026	$193,585
Noninterest income	42,777	44,980	45,835	44,647	43,023
Revenue	196,210	208,210	223,670	237,673	236,608
Less: Gain (loss) on sale of securities	-	(391)	-	(52)	(22)
Less: Noninterest expense	131,998	139,696	143,228	142,575	138,943
Pre-Provision Net Revenue (PPNR)	$64,212	$68,905	$80,442	$95,150	$97,687

Calculation of Adjusted Pre-Provision Net Revenue

Pre-Provision Net Revenue (PPNR)	$64,212	$68,905	$80,442	$95,150	$97,687
Plus: Loss from early retirement of TruPS	-	-	-	-	365
Less: Gain on sale of intellectual property	-	-	-	-	(750)
Less: Gain on insurance settlement	-	-	-	(4,074)	-
Plus: Donation to Simmons First Foundation	-	-	-	-	-
Plus: Merger related costs	5	19	1,396	35	1,422
Plus: Early retirement program costs	1,557	3,609	-	-	-
Plus: Branch right sizing costs	547	95	979	1,104	1,235
Adjusted Pre-Provision Net Revenue	$66,321	$72,628	$82,817	$92,215	$99,959

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
(Unaudited)	2023	2023	2023	2022	2022
($ in thousands)
Calculation of Adjusted Return on Average Assets

Net income	$151,150	$103,903	$45,589	$256,412	$173,152
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	-	-	-	365	365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	1,738	1,738
Merger related costs	1,420	1,415	1,396	22,476	22,441
Early retirement program	5,166	3,609	-	-	-
Branch right sizing (net)	1,621	1,074	979	3,628	2,524
Day 2 CECL provision	-	-	-	33,779	33,779
Tax effect of certain items (2)	(2,145)	(1,593)	(621)	(14,939)	(15,707)
Adjusted earnings (non-GAAP)	$157,212	$108,408	$47,343	$298,635	$217,542

Average total assets	$27,616,882	$27,628,202	$27,488,732	$26,418,838	$26,162,136

Return on average assets	0.73%	0.76%	0.67%	0.97%	0.88%
Adjusted return on average assets (non-GAAP)	0.76%	0.79%	0.70%	1.13%	1.11%

Calculation of Return on Tangible Common Equity

Net income available to common stockholders	$151,150	$103,903	$45,589	$256,412	$173,152
Amortization of intangibles, net of taxes	9,079	6,052	3,026	11,756	8,721
Total income available to common stockholders	$160,229	$109,955	$48,615	$268,168	$181,873
Certain items (non-GAAP)
(Gain) loss from early retirement of TruPS	$-	$-	$-	$365	$365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Gain on insurance settlement	-	-	-	(4,074)	-
Donation to Simmons First Foundation	-	-	-	1,738	1,738
Merger related costs	1,420	1,415	1,396	22,476	22,441
Early retirement program	5,166	3,609	-	-	-
Branch right sizing (net)	1,621	1,074	979	3,628	2,524
Day 2 CECL provision	-	-	-	33,779	33,779
Tax effect of certain items (2)	(2,145)	(1,593)	(621)	(14,939)	(15,707)
Adjusted earnings (non-GAAP)	157,212	108,408	47,343	298,635	217,542
Amortization of intangibles, net of taxes	9,079	6,052	3,026	11,756	8,721
Total adjusted earnings available to common stockholders (non-GAAP)	$166,291	$114,460	$50,369	$310,391	$226,263

Average common stockholders' equity	$3,367,088	$3,364,755	$3,370,651	$3,259,664	$3,274,743
Average intangible assets:
Goodwill	(1,320,412)	(1,320,215)	(1,319,624)	(1,266,762)	(1,252,486)
Other intangibles	(123,200)	(125,272)	(127,394)	(121,622)	(118,385)
Total average intangibles	(1,443,612)	(1,445,487)	(1,447,018)	(1,388,384)	(1,370,871)
Average tangible common stockholders' equity (non-GAAP)	$1,923,476	$1,919,268	$1,923,633	$1,871,280	$1,903,872

Return on average common equity	6.00%	6.23%	5.49%	7.87%	7.07%
Return on tangible common equity	11.14%	11.55%	10.25%	14.33%	12.77%
Adjusted return on average common equity (non-GAAP)	6.24%	6.50%	5.70%	9.16%	8.88%
Adjusted return on tangible common equity (non-GAAP)	11.56%	12.03%	10.62%	16.59%	15.89%

Calculation of Efficiency Ratio and Adjusted Efficiency Ratio (1)

Noninterest expense (efficiency ratio numerator)	$414,922	$282,924	$143,228	$566,748	$424,173
Certain noninterest expense items (non-GAAP)
Merger related costs	(1,420)	(1,415)	(1,396)	(22,476)	(22,441)
Early retirement program	(5,166)	(3,609)	-	-	-
Donation to Simmons First Foundation	-	-	-	(1,738)	(1,738)
Branch right sizing expense	(1,621)	(1,074)	(979)	(3,475)	(2,371)
Other real estate and foreclosure expense adjustment	(703)	(475)	(186)	(1,003)	(653)
Amortization of intangibles adjustment	(12,291)	(8,194)	(4,096)	(15,915)	(11,807)
Adjusted efficiency ratio numerator	$393,721	$268,157	$136,571	$522,141	$385,163

Net interest income	$494,498	$341,065	$177,835	$717,316	$524,290
Noninterest income	133,592	90,815	45,835	170,066	125,419
Fully tax-equivalent adjustment (effective tax rate of 26.135%)	18,932	12,417	6,311	24,671	17,901
Efficiency ratio denominator	647,022	444,297	229,981	912,053	667,610

Certain noninterest income items (non-GAAP)
Gain on insurance settlement	-	-	-	(4,074)	-
(Gain) loss from early retirement of TruPS	-	-	-	365	365
Gain on sale of intellectual property	-	-	-	(750)	(750)
Branch right sizing income	-	-	-	153	153
(Gain) loss on sale of securities	391	391	-	278	226
Adjusted efficiency ratio denominator	$647,413	$444,688	$229,981	$908,025	$667,604

Efficiency ratio (1)	64.13%	63.68%	62.28%	62.14%	63.54%
Adjusted efficiency ratio (non-GAAP) (1)	60.81%	60.30%	59.38%	57.50%	57.69%

(1) Efficiency ratio is noninterest expense as a percent of net interest income (fully taxable equivalent) and noninterest revenues.  Adjusted efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles and certain adjusting items as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and certain adjusting items, and is a non-GAAP measurement.

(2) Effective tax rate of 26.135%.